CUSTODY AGREEMENT


                  AGREEMENT dated as of August 31, 1988, as amended and restated __________, 1996 between THE CHASE MANHATTAN BANK, N.A. ("Chase"), having its principal place of business at 1 Chase Manhattan Plaza, New York, New York 10081, and TEMPLETON VARIABLE PRODUCTS SERIES FUND, a Massachusetts business trust, (the "Trust") and an investment company registered under the Investment Company Act of 1940 ("Act of 1940"), having its principal place of business at 700 Central Avenue, St. Petersburg, Florida 33701-3628.
                  WHEREAS, the Trust, on behalf of Templeton Money Market Fund, Templeton Bond Fund, Templeton Stock Fund, Templeton Asset Allocation Fund, Templeton International Fund and Templeton Developing Markets Fund (each a "Fund", and collectively, the "Funds"), wishes to appoint Chase as custodian to the securities and assets of each Fund and Chase is willing to act as custodian under the terms and conditions hereinafter set forth;
                  NOW, THEREFORE, the Trust and its successors and assigns and Chase and its successors and assigns, hereby agree as follows:
                  1. APPOINTMENT AS CUSTODIAN. Chase agrees to act as custodian for the Funds, as provided herein, in connection with (a) cash ("Cash") received from time to time from, or for the account of, each Fund for credit to each Fund's deposit account or accounts administered by Chase, Chase Branches and Domestic Securities Depositories (as hereinafter defined), and/or Foreign Banks and Foreign Securities Depositories (as hereinafter defined) (the "Deposit Account"); (b) all stocks, shares, bonds, debentures, notes, mortgages, or other obligations for the payment of money and any certificates, receipts, warrants, or other instruments representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property ("Securities") from time to time received by Chase and/or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository for the account of the Trust (the "Custody Account"); and
(c) original margin and variation margin payments in a segregated account for futures contracts (the "Segregated Account").
                  All Cash held in the Deposit Account or in the Segregated Account in connection with which Chase agrees to act as custodian is hereby denominated as a special deposit which shall be held in trust for the benefit of each Fund and to which Chase, Chase Branches and Domestic Securities Depositories and/or Foreign Banks and Foreign Securities Depositories shall have no ownership rights, and Chase will so indicate on its books and records pertaining to the Deposit Account and the Segregated Account. All cash held in auxiliary accounts that may be carried for the Funds with Chase (including a Money Market Account, Redemption Account, Distribution Account and Imprest Account) is not so denominated as a special deposit and title thereto is held by Chase subject to the claims of creditors.
                  2. AUTHORIZATION TO USE BOOK-ENTRY SYSTEM, DOMESTIC SECURITIES DEPOSITORIES, BRANCH OFFICES, FOREIGN BANKS AND FOREIGN SECURITIES DEPOSITORIES. Chase is hereby authorized to appoint and utilize, subject to the provisions of Sections 4 and 5 hereof:

                        The Book Entry  System and The  Depository  Trust Fund;
                  and also such other Domestic Securities Depositories selected by Chase and as to which Chase has received a certified copy of a resolution of the Trust's Board of Trustees authorizing deposits therein;
                       Chase's foreign branch offices in the United  Kingdom,
                  Hong Kong, Singapore, and Tokyo, and such other foreign branch offices of Chase located in countries approved by the Board of Trustees of the Trust as to which Chase shall have given prior notice to the Trust;
                       Foreign Banks which Chase shall have selected, which are
                  located in countries approved by the Board of Trustees of the Trust, and as to which banks Chase shall have given prior notice to the Trust; and
                       Foreign  Securities Depositories which Chase shall have
                  selected and as to which Chase has received a certified copy of a resolution of the Trust's Board of Trustees authorizing deposits therein;
to hold Securities and Cash at any time owned by each Fund, it being understood that no such appointment or utilization shall in any way relieve Chase of its responsibilities as provided for in this Agreement. Foreign branch offices of Chase appointed and utilized by Chase are herein referred to as "Chase Branches." Unless otherwise agreed to in writing, (a) each Chase Branch, each Foreign Bank and each Foreign Securities Depository shall be selected by Chase to hold only Securities as to which the principal trading market or principal location as to which such Securities are to be presented for payment is located outside the United States; and (b) Chase and each Chase Branch, Foreign Bank and Foreign Securities Depository will promptly transfer or cause to be transferred to Chase, to be held in the United States, Securities and/or Cash that are then being held outside the United States upon request of each Fund and/or of the Securities and Exchange Commission. Utilization by Chase of Chase Branches, Domestic Securities Depositories, Foreign Banks and Foreign Securities Depositories shall be in accordance with provisions as from time to time amended, of an operating agreement to be entered into between Chase and the Trust (the "Operating Agreement").
                  3. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
                           (a) "Authorized Persons of the Trust" shall mean such
                  officers or employees of the Trust or any other person or persons as shall have been designated by a resolution of the Board of Trustees of the Trust, a certified copy of which has been filed with Chase, to act as Authorized Persons hereunder. Such persons shall continue to be Authorized Persons of the Trust, authorized to act either singly or together with one or more other of such persons as provided in such resolution, until such time as the Trust shall have filed with Chase a written notice of the Trust supplementing, amending, or revoking the authority of such persons.
                           (b) "Book-Entry system" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.
                           (c) "Domestic  Securities  Depository" shall mean The
                  Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees; and (subject to the receipt by Chase of a certified copy of a resolution of the Trust's Board of Trustees specifically approving deposits therein as provided in Section 2(a) of this Agreement) any other person authorized to act as a depository under the Act of 1940, its successor or successors and its nominee or nominees.
                           (d) "Foreign Bank" shall mean any banking institution
                  organized under the laws of a jurisdiction other than the United States or of any state thereof.
                           (e) A "Foreign Securities  Depository" shall mean any
                  system for the central handling of securities abroad where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping without physical delivery  of the  securities  by any Chase  Branch or  Foreign
                  Bank.
                           (f) "Written Instructions" shall mean instructions in writing signed by Authorized Persons of the Trust giving such instructions, and/or such other forms of communications as from time to time shall be agreed upon in writing between the Trust and Chase.
                  4. SELECTION OF COUNTRIES IN WHICH SECURITIES MAY BE HELD. Chase shall not cause
Securities and Cash to be held in any country outside the United States until the Trust has directed the holding of each Fund's assets in such country. Chase will be provided with a copy of a resolution of the Trust's Board of Trustees authorizing such custody in any country outside of the United States, which resolution shall be based upon, among other factors, the following:
                       (a)  comparative operational efficiencies of custody;
                       (b)  clearance and settlement and the costs thereof; and
                       (c) political and other risks, other than those risks specifically assumed by Chase.
                  5. RESPONSIBILITY OF CHASE TO SELECT CUSTODIANS IN INDIVIDUAL FOREIGN COUNTRIES. The responsibility for selecting the Chase Branch, Foreign Bank or Foreign Securities Depository to hold each Fund's Securities and Cash in individual countries authorized by the Trust shall be that of Chase. Chase generally shall utilize Chase Branches where available.
In locations where there are no Chase Branches providing custodial services, Chase shall select as its agent a Foreign Bank, which may be an affiliate or subsidiary of Chase. To facilitate the clearance and settlement of securities transactions, Chase represents that, subject to the approval of the Trust, it may deposit Securities in a Foreign Securities Depository in which Chase is a participant. In situations in which Chase is not a participant in a Foreign Securities Depository, Chase may, subject to the approval of the Trust, authorize a Foreign Bank acting as its subcustodian to deposit the Securities in a Foreign Securities Depository in which the Foreign Bank is a participant. Notwithstanding the foregoing, such selection by Chase of a Foreign Bank or Foreign Securities Depository shall not become effective until Chase has been advised by the Trust that a majority of its Board of Trustees:
                           (a) Has approved Chase's  selection of the particular
                  Foreign Bank or Foreign Securities Depository, as the case may be, as consistent with the best interests of the Funds and their Shareholders; and
                           (b) Has approved as consistent with the best
                  interests of the Funds and their Shareholders a written contract prepared by Chase which will govern the manner in which such Foreign Bank will maintain each Fund's assets.
                  6. CONDITIONS ON SELECTION OF FOREIGN BANK OR FOREIGN SECURITIES DEPOSITORY. Chase shall authorize the holding of Securities and Cash by a Chase Branch, Foreign Bank or Foreign Securities Depository only:
                           (a) to the extent  that the  Securities  and Cash are
                  not subject to any right, charge, security interest, lien or claim of any kind in favor of any such Foreign Bank or Foreign Securities Depository, except for their safe custody or administration; and
                           (b) to the extent that the beneficial ownership of
                  Securities  is  freely transferable without  the   payment  of

                  money  or  value   other   than  for  safe   custody  or
                  administration.
                  7. CHASE BRANCHES AND FOREIGN BANKS NOT AGENTS OF THE TRUST. Chase Branches, Foreign Banks and Foreign Securities Depositories shall be subject to the instructions of Chase and/or the Foreign Bank, and not to those of the Trust. Chase warrants and represents that all such instructions shall afford protection to the Trust at least equal to that afforded for Securities held directly by Chase. Any Chase Branch, Foreign Bank or Foreign Securities Depository shall act solely as agent of Chase or of such Foreign Bank.
                  8. CUSTODY ACCOUNT. Securities held in the Custody Account shall be physically segregated at all times from those of any other person or persons except that (a) with respect to Securities held by Chase Branches, such Securities may be placed in an omnibus account for the customers of Chase, and Chase shall maintain separate book entry records for each such omnibus account, and such Securities shall be deemed for the purpose of this Agreement to be held by Chase in the Custody Account; (b) with respect to Securities deposited by
Chase with a Foreign Bank, a Domestic Securities Depository or a Foreign Securities Depository, Chase shall identify on its books as belonging to the Trust the Securities shown on Chase's account on the books of the Foreign Bank, Domestic Securities Depository or Foreign Securities Depository; and (c) with respect to Securities deposited by a Foreign Bank with a Foreign Securities Depository, Chase shall cause the Foreign Bank to identify on its books as belonging to Chase, as agent, the Securities shown on the Foreign Bank's account on the books of the Foreign Securities Depository. All Securities of the Trust maintained by Chase pursuant to this Agreement shall be subject only to the instructions of Chase, Chase Branches or their agents. Chase shall only deposit Securities with a Foreign Bank in accounts that include only assets held by Chase for its customers.
                  8a. SEGREGATED ACCOUNT FOR FUTURES CONTRACTS. With respect to every futures contract purchased, sold or cleared for the Custody Account, Chase agrees, pursuant to Written Instructions, to:
                           (a) deposit original margin and variation  margin
                  payments in a segregated  account maintained by Chase; and
                           (b) perform all other  obligations  attendant to
                  transactions or positions in such futures contracts, as such payments or performance may be required by law or the executing broker.
                  8b.      SEGREGATED ACCOUNT FOR REPURCHASE AGREEMENTS.
With respect to purchases for the Custody Account from banks (including Chase) or broker-dealers, of United States or foreign government obligations subject to repurchase agreements, Chase agrees, pursuant to Written Instructions, to:
                           (a) deposit such securities and repurchase agreements
                  in  a  segregated  account maintained by Chase; and
                           (b) promptly show on Chase's  records that such
                  securities and repurchase agreements are being held on behalf of a Fund and deliver to that Fund a written confirmation to that effect.
                  8c.      SEGREGATED  ACCOUNTS  FOR  DEPOSITS OF  COLLATERAL.
Chase agrees, with respect to (i) cash or high quality debt securities to secure each Fund's commitments to purchase new issues of debt obligations offered on a when-issued basis; (ii) cash, U.S. government securities, or irrevocable letters of credit of borrowers of each Fund's portfolio securities to secure the loan to them of such securities; and/or (iii) cash, securities or any other property delivered to secure any other obligations; (all of such items being hereinafter referred to as "collateral"), pursuant to Written Instructions, to:
                           (a) deposit the collateral for each such obligation
                  in a  separate  segregated  account maintained by Chase; and
                           (b) promptly to show on Chase's records  that such
                  collateral is being held on behalf of a Fund and deliver to that Fund a written confirmation to that effect.
                  9. DEPOSIT ACCOUNT. Subject to the provisions of this Agreement, the Trust authorizes Chase to establish and maintain in each country or other jurisdiction in which the principal trading market for any Securities is located or in which any Securities are to be presented for payment, an account or accounts, which may include nostro accounts with Chase Branches and omnibus accounts of Chase at
Foreign Banks, for receipt of cash in the Deposit Account, in such currencies as directed by Written Instructions. For purposes of this Agreement, cash so held in any such account shall be evidenced by separate book entries maintained by Chase at its office in London and shall be deemed to be Cash held by Chase in the Deposit Account. Unless Chase receives Written Instructions to the contrary, cash received or credited by Chase or any other Chase Branch, Foreign Bank or Foreign Securities Depository for the Deposit Account in a currency other than United States dollars shall be converted promptly into United States dollars whenever it is practicable to do so through customary banking channels (including without limitation the effecting of such conversions at Chase's preferred rates through Chase, its affiliates or Chase Branches), and shall be automatically transmitted back to Chase in the United States.
                  10. SETTLEMENT PROCEDURES. Settlement procedures for transactions in Securities delivered to, held in, or to be delivered from the Custody Account in Chase Branches, Domestic Securities Depositories, Foreign Banks and Foreign Securities Depositories, including receipts and payments of cash held in any nostro account or omnibus account for the Deposit Account as described in Section 9, shall be carried out in accordance with the provisions of the Operating Agreement. It is understood that such settlement procedures may vary, as provided in the Operating Agreement, from securities market to securities market, to reflect particular settlement practices in such markets.
                  Chase shall make or cause the appropriate Chase Branch or Foreign Bank to move payments of Cash held in the Deposit Account only:
                           (a) in connection with the purchase of Securities for
                  the account of each Fund and only against the receipt of such Securities by Chase or by another appropriate Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign
                  Securities Depository, or otherwise as provided in the Operating Agreement, each such payment to be made at prices confirmed by Written Instructions, or
                           (b)      in  connection  with any dividend, interim
                  dividend  or  other  distribution  declared by the Trust, or
                           (c)      as directed  by the Trust by Written
                  Instructions setting forth the name and address of the person to whom the payment is to be made and the purpose for which the  payment is to be made.
     Upon the receipt by Chase of Written Instructions specifying the Securities to be so transferred or delivered, which instructions shall name the person or persons to whom transfers or deliveries of such Securities shall be made and shall indicate the time(s) for such transfers or deliveries, Securities held in the Custody Account shall be transferred, exchanged, or delivered by Chase, any Chase Branch, Domestic Securities Depository, Foreign Bank, or Foreign Securities Depository, as the case may be, against payment in Cash or Securities, or otherwise as provided in the Operating Agreement, only:
                           (a) upon sale of such Securities for the account of a
                  Fund and receipt of such payment in the amount shown in a broker's confirmation of sale of the Securities or other proper authorization received by Chase before such payment is made, as confirmed by Written Instructions;
                           (b) in  exchange  for or upon  conversion  into other
                  Securities alone or other Securities and Cash pursuant to any plan of merger, consolidation, reorganization, recapitalization, readjustment, or tender offer;
                           (c) upon exercise of conversion, subscription,
                  purchase, or other similar rights represented by such Securities; or
                           (d) otherwise  as  directed  by the Trust by Written
                  Instructions  which shall set forth the amount and purpose of such transfer or delivery.

 Until Chase receives  Written  Instructions  to the contrary,  Chase shall,
and shall cause each Chase  Branch,   Domestic  Securities  Depository,
Foreign Bank and Foreign Securities Depository holding Securities or Cash to, take the following actions in accordance with procedures established in the Operating Agreement:
                           (a) collect and timely deposit in the Deposit Account
                  all income due or payable with respect to any Securities and take any action which may be necessary and proper in connection with the collection and receipt of such income;
                           (b) present  timely for payment all Securities in the
                  Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation and to receive and credit to the Deposit Account Cash so paid for the account of each Fund except that, if such Securities are convertible, such Securities shall not be presented for payment until two business days preceding the date on which such conversion rights would expire unless Chase previously shall have received Written Instructions with respect thereto;
                           (c)      present for exchange all Securities in the
                  Custody Account converted pursuant to their terms into other Securities;
                           (d) in respect of securities in the Custody  Account,
                  execute in the name of the Trust such ownership and other certificates as may be required to obtain payments in respect thereto, provided that Chase shall have requested and the Trust shall have furnished to Chase any information necessary in connection with such certificates;
                           (e) exchange interim receipts or temporary
                  Securities in the Custody Account for definitive
                  Securities; and
                           (f) receive  and  hold  in  the  Custody Account all
                  Securities received as a distribution on Securities held in the Custody Account as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar Securities issued with respect to any Securities held in the Custody Account.
                  11. RECORDS. Chase hereby agrees that Chase and any Chase Branch or Foreign Bank shall create, maintain, and retain all records relating to their activities and obligations as custodian for the Trust under this Agreement in such manner as will meet the obligations of the Trust under the Act of 1940, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and Federal, state and foreign tax laws and other legal or administrative rules or procedures, in each case as currently in effect and applicable to the Trust. All records so maintained in connection with the performance of its duties under this Agreement shall, in the event of termination of this Agreement, be preserved and maintained by Chase as required by regulation, and shall be made available to the Trust or its agent upon request, in accordance with the provisions of Section 19.
                  Chase hereby agrees, subject to restrictions under applicable laws, that the books and records of Chase and any Chase Branch pertaining to their actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by the independent accountants ("Accountants") employed by, or other representatives of, the Trust. Chase hereby agrees that, subject to restrictions under applicable laws, access shall be afforded to the Accountants to such of the books and records of any Foreign Bank, Domestic Securities Depository or Foreign Securities Depository with respect to Securities and Cash as shall be required by the Accountants in connection with their examination of the books and records pertaining to the affairs of the Trust. Chase also agrees that as the Trust may reasonably request from time to time, Chase shall provide the Accountants with information with respect to Chase's and Chase Branches' systems of internal accounting controls as they relate to the services provided under this Agreement, and Chase shall use its best efforts to obtain and furnish similar information with respect to each Domestic Securities Depository, Foreign Bank and Foreign Securities Depository holding Securities and Cash.
                  12. REPORTS. Chase shall supply periodically, upon the reasonable request of the Trust, such statements, reports, and advices with respect to Cash in the Deposit Account and the Securities in the Custody Account and transactions in Securities from time to time received and/or delivered for or from the Custody Account, as the case may be, as the Trust shall require. Such statements, reports and advices shall include an identification of the Chase Branch, Domestic Securities Depository, Foreign Bank and Foreign Securities Depository having custody of the Securities and Cash, and descriptions thereof.
                  13. REGISTRATION OF SECURITIES. Securities in the Custody Account which are issued or issuable only in bearer form (except such securities as are held in the Book-Entry System) shall be held by Chase, Chase Branches, Domestic Securities Depositories, Foreign Banks or Foreign Securities Depositories in that form. All other Securities in the Custody Account shall be held in registered form in the name of Chase, or any Chase Branch, the Book-Entry System, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository and their nominees, as custodian or nominee.
                  14.      STANDARD OF CARE.
                           (a) GENERAL. Chase shall assume entire responsibility
                  for all Securities held in the Custody Account, Cash held in the Deposit Account, Cash or Securities held in the Segregated Account and any of the Securities and Cash while in the possession of Chase or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository, or in the possession or control of any employees, agents or other personnel of Chase or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository; and shall be liable to the Trust for any loss to the Trust occasioned by any destruction of the Securities or Cash so held or while in such possession, by any robbery, burglary, larceny, theft or embezzlement by any employees, agents or personnel of Chase or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository, and/or by virtue of the disappearance of any of the Securities or Cash so held or while in such possession, with or without any fault attributable to Chase ("fault attributable to Chase" for the purposes of this Agreement being deemed to mean any negligent act or omission, robbery, burglary, larceny, theft or embezzlement by any employees or agents of Chase or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository). In the event of Chase's discovery or notification of any such loss of Securities or Cash, Chase shall promptly notify the Trust and shall reimburse the Trust to the extent of the market value of the missing Securities or Cash as at the date of the discovery of such loss. The Trust shall not be obligated to establish any negligence, misfeasance or malfeasance on Chase's part from which such loss resulted, but Chase shall be obligated hereunder to make such reimbursement to the Trust after the discovery or notice of such loss, destruction or theft of such Securities or Cash. Chase may at its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Trust.
                           (b)  COLLECTIONS.  All  collections of funds or other
                  property paid or distributed in respect of Securities held in the Custody Account shall be made at the risk of the Trust. Chase shall have no liability for any loss occasioned by delay in the actual receipt of notice by Chase (or by any Chase Branch or Foreign Bank in the case of Securities or Cash held outside of the United States) of any payment, redemption or other transaction regarding Securities held in the Custody Account or Cash held in the Deposit Account in respect of which Chase has agreed to take action in the absence of Written Instructions to the contrary as provided in Section 10 of this Agreement, which does not appear in any of the publications referred to in Section 16 of this Agreement.
                           (c) EXCLUSIONS.  Notwithstanding  any other provision
                  in  this  Agreement  to  the  contrary,  Chase  shall  not  be responsible for (i) losses resulting from war or from the imposition of exchange control restrictions, confiscation, expropriation, or nationalization of any securities or assets of the issuer of such securities, or (ii) losses resulting from any negligent act or omission of the Trust or any of its affiliates, or any robbery, theft, embezzlement or fraudulent act by any employee or agent of the Trust or any of its affiliates. Chase shall not be liable for any action taken in good faith upon Written Instructions of Authorized Persons of the Trust or upon any certified copy of any resolution of the Board of Trustees of the Trust, and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed.
                           (d)  LIMITATION  ON LIABILITY  UNDER  SECTION  14(A).
                  Notwithstanding any other provision in this Agreement to the contrary, it is agreed that Chase's sole responsibility with respect to losses under Section 14(a) shall be to pay the Trust the amount of any such loss as provided in Section 14(a) (subject to the limitation provided in Section 14(e) of this Agreement). This limitation does not apply to any liability of Chase under Section 14(f) of this Agreement.
                           (e) ANNUAL ADJUSTMENT OF LIMITATION OF LIABILITY.  As
                  soon as practicable after June 1 of every year, the Trust shall provide Chase with the amount of its total net assets as of the close of business on such date (or if the New York Stock Exchange is closed on such date, then in that event as of the close of business on the next day on which the New York Stock Exchange is open for business).
                           It is understood by the parties to this Agreement (1)
                  that Chase has entered into substantially similar custody agreements with other Templeton Funds, all of which Funds have as their investment adviser either the Investment Manager of Templeton Global Rising Dividends Fund, the Investment Manager of Templeton Global Infrastructure Fund or the Investment Manager of Templeton Americas Government Securities Fund or companies which are affiliated with either Investment Manager; and (2) that Chase may enter into substantially similar custody agreements with additional mutual funds under Templeton management which may hereafter be organized. Each of such custody agreements with each of such other Templeton Funds contains (or will contain) a "Standard of Care" section similar to this Section 14, except that the limit of Chase's liability is (or will be) in varying amounts for each Fund, with the aggregate limits of liability in all of such agreements, including this Agreement, amounting to $150,000,000.
                           On each  June 1,  Chase  will  total  the net  assets
                  reported by each one of the Templeton Funds, and will calculate the percentage of the aggregate net assets of all the Templeton Funds that is represented by the net asset value of this Trust. Thereupon Chase shall allocate to this Agreement with this Trust that proportion of its total of $150,000,000 responsibility undertaking which is substantially equal to the proportion which this Trust's net assets bears to the total net assets of all such Templeton Funds subject to adjustments for claims paid as follows: all claims previously paid to this Trust shall first be deducted from its proportionate allocable share of the $150,000,000 Chase responsibility, and if the claims paid to this Trust amount to more than its allocable share of the Chase responsibility, then the excess of such claims paid to this Trust shall diminish the balance of the $150,000,000 Chase responsibility available for the proportionate shares of all of the other Templeton Funds having similar custody agreements with Chase. Based on such calculation, and on such adjustment for claims paid, if any, Chase thereupon shall notify the Trust of such limit of liability under this Section 14 which will be available to the Trust with respect to (1) losses in excess of payment allocations for previous years and (2) losses discovered during the next year this Agreement remains in effect and until a new determination of such limit of responsibility is made on the next succeeding June 1.
                           (f)  OTHER   LIABILITY.   Independently   of  Chase's
                  liability to the Trust as provided in Section 14(a) above (it being understood that the limitations in Sections 14(d) and 14(e) do not apply to the provisions of this Section 14(f)), Chase shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in express instructions given to Chase which are not contrary to the provisions of this Agreement. Chase will use and require the same care with respect to the safekeeping of all Securities held in the Custody Account, Cash held in the Deposit Account, and Securities or Cash held in the Segregated Account as it uses in respect of its own similar property, but it need not maintain any insurance for the benefit of the Trust. With respect to Securities and Cash held outside of the United States, Chase will be liable to the Trust for any loss to the Trust resulting from any disappearance or destruction of such Securities or Cash while in the possession of Chase or any Chase Branch, Foreign Bank or Foreign Securities Depository, to the same extent it would be liable to the Trust if Chase had retained physical possession of such Securities and Cash in New York. It is specifically agreed that Chase's liability under this Section 14(f) is entirely independent of Chase's liability under Section 14(a). Notwithstanding any other provision in this Agreement to the contrary, in the event of any loss giving rise to liability under this Section 14(f) that would also give rise to liability under Section 14(a), the amount of such liability shall not be charged against the amount of the limitation on liability provided in
                  Section 14(d).
                           (g) COUNSEL; LEGAL EXPENSES.  Chase shall be entitled
                  to the advice of counsel (who may be counsel for the Trust) at the expense of the Trust, in connection with carrying out Chase's duties hereunder and in no event shall Chase be liable for any action taken or omitted to be taken by it in good faith pursuant to advice of such counsel. If, in the absence of fault attributable to Chase and in the course of or in connection with carrying out its duties and obligations hereunder, any claims or legal proceedings are instituted against Chase or any Chase Branch by third parties, the Trust will hold Chase harmless against any claims, liabilities, costs, damages or expenses incurred in connection therewith and, if the Trust so elects, the Trust may assume the defense thereof with counsel satisfactory to Chase, and thereafter shall not be responsible for any further legal fees that may be incurred by Chase, provided, however, that all of the foregoing is conditioned upon the Trust's receipt from Chase of prompt and due notice of any such claim or proceeding. 15. EXPROPRIATION INSURANCE. Chase represents that it does not intend to obtain any insurance for the benefit of the Trust which protects against the imposition of exchange control restrictions on the transfer from any foreign jurisdiction of the proceeds of sale of any Securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities by a government of any foreign country in which the issuer of such securities is organized or in which securities are held for safekeeping either by Chase, or any Chase Branch, Foreign Bank or Foreign Securities Depository in such country. Chase has discussed the availability of expropriation insurance with the Trust, and has advised the Trust as to its understanding of the position of the staff of the Securities and Exchange Commission that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk. The Trust has acknowledged that it has the responsibility to review the possibility of such risks and what, if any, action should be taken.
                  16. PROXY, NOTICES, REPORTS, ETC. Chase shall watch for the dates of expiration of (a) all purchase or sale rights (including warrants, puts, calls and the like) attached to or inherent in any of the Securities held in the Custody Account and (b) conversion rights and conversion price changes for each convertible Security held in the Custody Account as published in Telstat Services, Inc., Standard & Poor's Financial Inc. and/or any other publications listed in the Operating Agreement (it being understood that Chase may give notice to the Trust as provided in Section 21 as to any change, addition and/or omission in the publications watched by Chase for these purposes). If Chase or any Chase Branch, Foreign Bank or Foreign Securities Depository shall receive any proxies, notices, reports, or other communications relative to any of the Securities held in the Custody Account, Chase shall, on its behalf or on behalf of a Chase Branch, Foreign Bank or Foreign Securities Depository, promptly transmit in writing any such communication to the Trust. In addition, Chase shall notify the Trust by person-to-person collect telephone concerning any such notices relating to any matters specified in the first sentence of this Section 16.
                  As specifically requested by the Trust, Chase shall execute or deliver or shall cause the nominee in whose name Securities are registered to execute and deliver to such person as may be designated by the Trust proxies, consents, authorizations and any other instruments whereby the authority of the Trust as owner of any Securities in the Custody Account registered in the name of Chase or such nominee, as the case may be, may be exercised. Chase shall vote Securities in accordance with Written Instructions timely received by Chase, or such other person or persons as designated in or pursuant to the Operating Agreement.
                  Chase and any Chase Branch shall have no liability for any loss or liability occasioned by delay in the actual receipt by them or any Foreign Bank or Foreign Securities Depository of notice of any payment or redemption which does not appear in any of the publications referred to in the first sentence of this Section 16.
                  17. COMPENSATION. The Trust agrees to pay to Chase from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and Chase's out-of-pocket or incidental expenses, as from time to time shall be mutually agreed upon by Chase and the Trust. The Trust shall have no responsibility for the payment of services provided by any Domestic Securities Depository, such fees being paid directly by Chase. In the event of any advance of Cash for any purpose made by Chase pursuant to any Written Instruction, or in the event that Chase or any nominee of Chase shall incur or be assessed any taxes in connection with the performance of this Agreement, the Trust shall indemnify and reimburse Chase therefor, except such assessment of taxes as results from the negligence, fraud, or willful misconduct of Chase, any Domestic Securities Depository, Chase Branch, Foreign Bank or Foreign Securities Depository, or as constitutes a tax on income, gross receipts or the like of any one or more of them. Chase shall have a lien on Securities in the Custody Account and on Cash in the Deposit Account for any amount owing to Chase from time to time under this Agreement upon due notice to the Trust.
                  18. AGREEMENT SUBJECT TO APPROVAL OF THE TRUST. It is understood that this Agreement and any amendments shall be subject to the approval of the Trust.
                  19. TERM. This Agreement shall remain in effect until terminated by either party upon 60 days' written notice to the other, sent by registered mail. Notwithstanding the preceding sentence, however, if at any time after the execution of this Agreement Chase shall provide written notice to the Trust, by registered mail, of the amount needed to meet a substantial increase in the cost of maintaining its present type and level of bonding and insurance coverage in connection with Chase's undertakings in Section 14(a), (d) and (e) of this Agreement, said Section 14(a), (d) and (e) of this Agreement shall cease to apply 60 days after the providing of such notice by Chase, unless prior to the expiration of such 60 days the Trust agrees in writing to assume the amount needed for such purpose. Chase, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall, and/or shall cause each Domestic Securities Depository to, deliver the Securities in the Custody Account, pay the Cash in the Deposit Account, and deliver and pay Securities and Cash in the Segregated Account to the Trust unless Chase has received from the Trust 60 days prior to the date on which this Agreement is to be terminated Written Instructions specifying the name(s) of the person(s) to whom the Securities in the Custody Account shall be delivered, the Cash in the Deposit Account shall be paid, and Securities and Cash in the Segregated Account shall be delivered and paid. Concurrently with the delivery of such Securities, Chase shall deliver to the Trust, or such other person as the Trust shall instruct, the records referred to in Section 11 which are in the possession or control of Chase, any Chase Branch, or any Domestic Securities Depository, or any Foreign Bank or Foreign Securities Depository, or in the event that Chase is unable to obtain such records in their original form Chase shall deliver true copies of such records.
                  20. AUTHORIZATION OF CHASE TO EXECUTE NECESSARY DOCUMENTS. In connection with the performance of its duties hereunder, the Trust hereby authorizes and directs Chase and each Chase Branch acting on behalf of Chase, and Chase hereby agrees, to execute and deliver in the name of the Trust, or cause such other Chase Branch to execute and deliver in the name of the Trust, such certificates, instruments, and other documents as shall be reasonably necessary in connection with such performance, provided that the Trust shall have furnished to Chase any information necessary in connection therewith.
                  21. NOTICES. Any notice or other communication authorized or required by this Agreement to be given to the parties shall be sufficiently given (except to the extent otherwise specifically provided) if addressed and mailed postage prepaid or delivered to it at its office at the address set forth below:
                  If to the Trust, then to

                           Templeton Variable Products Series Fund
                           700 Central Avenue
                           St. Petersburg, Florida  33701-3628
                           Attention:  Thomas M. Mistele, Secretary

                  If to Chase, then to

                           The Chase Manhattan Bank, N.A.
                           MetroTech Center
                           Brooklyn, New York  11245
                           Attention:  Global Custody Division Executive

or such other person or such other address as any party shall have furnished to the other party in writing.
                  22. NON-ASSIGNABILITY OF AGREEMENT. This Agreement shall not be assignable by either party hereto; provided, however, that any corporation into which the Trust or Chase, as the case may be, may be merged or converted or with which it may be consolidated, or any corporation succeeding to all or substantially all of the trust business of Chase, shall succeed to the respective rights and shall assume the respective duties of the Trust or of Chase, as the case may be, hereunder.
                  23. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

                                        THE CHASE MANHATTAN BANK, N.A.


                                       By:__________________________________


                                      TEMPLETON VARIABLE PRODUCTS SERIES FUND


                                      By:__________________________________